Exhibit 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Julia Gouw	Steven Canup
Chief Financial Officer	Investor Relations
(626) 583-3512	(626) 583-3775

FOR IMMEDIATE RELEASE

March 2, 2004

EAST WEST BANCORP CLOSES $30 MILLION
PRIVATE PLACEMENT OF COMMON STOCK

San Marino, CA – March 2, 2004 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier community banks and a leading institution focused on the Chinese-American and other niche markets, today announced that it has completed an approximately $30 million private placement of common stock with two institutional investors.  The transaction involved the sale of 608,566 shares of common stock at a purchase price of approximately $49.30 per share.  In addition, the Company granted the investors a right to purchase up to an additional 202,856 shares at approximately $49.30 per share, or up to an additional $10 million.  East West intends to use the net proceeds from the placement for general corporate purposes, including support for continued growth in the Bank.  RBC Capital Markets acted as exclusive placement agent for the offering.

Dominic Ng, Chairman, President and Chief Executive Officer of East West, commented, “East West is committed to maintaining a strong balance sheet and prudent capital ratios, and this transaction will allow us to do so while supporting our continued loan growth.”

Neither the shares of Common Stock sold to the investors, the investors’ options, nor the additional shares covered by the investors’ options, have been registered under the Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  East West has agreed to file a registration statement covering resale of these securities by the investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock.

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About East West

East West Bancorp is a publicly owned company, with $4.1 billion in assets, whose stock is traded on the Nasdaq National Market under the symbol “EWBC”. The company’s wholly owned subsidiary, East West Bank, is the fourth largest independent commercial bank headquartered in Los Angeles. East West Bank serves the community with 40 locations throughout Los Angeles, Orange, San Francisco, Alameda, Santa Clara, and San Mateo counties and a Beijing Representative Office in China. It is also one of the largest financial institutions in the nation focusing on the Chinese-American community.  For more information on East West Bancorp, visit the company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2002 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including recently enacted California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in events.

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